UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Kansas City Southern de Mexico, S.A. de C.V. ("KCSM"), a wholly-owned subsidiary of Kansas City Southern, announced on November 6, 2006, that as of November 3, 2005, approximately $145.7 million principal amount of its 10.25% Senior Notes due 2007 had been tendered. See the press release attached hereto as Exhibit 99.1 for additional information.

Item 9.01 Financial Statements and Exhibits.

(d)

Press Release issued by Kansas City Southern dated November 6, 2006, entitled "KCSM Announces Tenders from Holders of 97% of KCSM’s 10.25% Senior Notes due 2007" is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

November 7, 2006	By:	Michael K. Borrows

Name: Michael K. Borrows
Title: Vice President-Financial Reporting and Tax (Chief Accounting Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Kansas City Southern dated November 6, 2006, entitled "KCSM Announces Tenders from Holders of 97% of KCSM's 10.25% Senior Notes due 2007".